UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐ Definitive Proxy Statement

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☒ Soliciting Material Pursuant to §240.14a-12

Sun Microsystems, Inc.

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Filed by Sun Microsystems, Inc.

Pursuant to Rule 14a-12 under the Securities Exchange Act of 1934

Subject Company: Sun Microsystems, Inc.

Commission File No.: 000-15086

Link to “Oracle Letter to Customers” on Oracle.com

On April 20, 2009, Oracle announced that it had agreed to acquire Sun Microsystems. The proposed transaction is subject to Sun stockholder approval, certain regulatory approvals and customary closing conditions. Until the deal closes, each company will continue to operate independently, and it is business as usual.

This acquisition combines best-in-class enterprise software and mission-critical computing systems. Oracle plans to engineer and deliver an integrated system—applications to disk—where all the pieces fit and work together so customers do not have to do it themselves. Customers benefit as their systems integration costs go down while system performance, reliability, and security go up.

Oracle’s ownership of two key Sun software assets, Java and Solaris, is expected to provide our customers with significant benefit. Java is one of the computer industry’s best known brands and most widely deployed technologies. Oracle Fusion Middleware is built on top of Sun’s Java language and software. Oracle can now ensure continued innovation and investment in Java technology for the benefit of customers and the Java community.

The Sun Solaris operating system is the leading platform for the Oracle database. With the acquisition of Sun, Oracle can optimize the Oracle database for some of the unique, high-end features of Solaris. Oracle is as committed as ever to Linux and other open platforms, and will continue to support and enhance our strong industry partnerships.

Our customers have been asking us to step up to a broader role to reduce complexity, risk, and cost by delivering a highly-optimized standards-based product stack. Oracle plans to deliver these benefits by offering a broad range of products, including servers and storage, with all the integrated pieces: hardware operating system, database, middleware and applications. We plan to preserve and enhance investments made by our customers, while we continue to work with our partners to provide customers with choice.

We are dedicated to maintaining and increasing the quality of innovation, support, and service that you have come to expect from Oracle and Sun. To learn more about the Sun acquisition, please visit oracle.com/sun.

Sincerely,

Charles Phillips

President, Oracle

Additional Information and Where to Find It

On May 12, 2009, Sun Microsystems, Inc. (“Sun”) filed with the Securities and Exchange Commission (the “SEC”) a preliminary proxy statement prepared in connection with the proposed merger with Soda Acquisition Corporation, pursuant to which Sun would be acquired by Oracle Corporation, and intends to file a definitive proxy statement. The proxy statement contains important information about the proposed merger and related matters. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AS WELL AS ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE. Investors and stockholders may obtain free copies of the proxy statement and other documents filed with the SEC by Sun through the web site maintained by the SEC at www.sec.gov. In addition, investors and stockholders may obtain free copies of the definitive proxy statement from Sun, when available, by contacting Investor Relations by telephone at (800) 801-7869 (within the U.S.) or (408) 404-8427 (outside the U.S.), or by mail at Sun Microsystems, Inc., Investor Relations, Mail Stop UMPK14-336, 4150 Network Circle, Santa Clara, California 95054, USA. In connection with the special meeting of Sun stockholders to approve the adoption of the merger agreement, Sun will mail copies of the definitive proxy statement to Sun stockholders who are entitled to attend and vote at the special meeting.

Sun and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Sun in connection with the proposed merger. Information regarding the interests of these directors and executive officers in the proposed merger is included in the proxy statement described above.

Note on Forward-Looking Statements

This communication contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including but not limited to, statements regarding the expected synergies, the value of certain Sun assets (including Java and Solaris), the successful integration of Sun and Oracle products, and the value of such products to customers. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements, including, but not limited to, the ability of the parties to consummate the proposed Merger, satisfaction of closing conditions precedent to the consummation of the proposed Merger, the ability of Oracle Corporation to successfully integrate Sun’s operations and employees, the ability to realize anticipated synergies and cost savings of the proposed Merger, and such other risks as identified in Sun’s Annual Report on Form 10-K for the fiscal year ended June 30, 2008, and Sun’s most recent Quarterly Reports on Form 10-Q, each as filed with the SEC, which contain and identify important factors that could cause the actual results to differ materially from those contained in the forward-looking statements. Sun assumes no obligation to update any forward-looking statement contained in this communication.